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                                                                    Exhibit 23.3
KPMG [LOGO]



The Board of Directors
North American Van Lines, Inc.:

We consent to the use of our report dated January 21, 1998, except as to Note 17, for which the date is November 19, 1999, included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP
Norfolk, Virginia
February 4, 2000